Exhibit 10.1

ENDORSEMENT NO. 1

to the

CASUALTY EXCESS OF LOSS

REINSURANCE CONTRACT

(the “Contract”)

issued to

AMERICAN INTERSTATE INSURANCE COMPANY

SILVER OAK CASUALTY, INC.

both of Omaha, Nebraska

and

AMERICAN INTERSTATE INSURANCE COMPANY OF TEXAS

Austin, Texas

and

any other insurance companies which are now or hereafter come under the ownership, control or management of Amerisafe, Inc.

(the “Company”)

IT IS HEREBY AGREED, effective June l, 2015, that Paragraph A. of the BUSINESS COVERED Article shall be amended to clarify that the coverage hereunder shall apply to loss sensitive Policies, including large deductible Policies, to read as follows:

A.	By this Contract the Reinsurer agrees to reinsure the excess liability of the Company under its Policies that are in force at the effective time and date hereof or issued or renewed at or after that time and date, and classified by the Company as Workers’ Compensation, Employers Liability, including but not limited to coverage provided under the U.S. Longshore and Harbor Workers’ Compensation Act, Jones Act, Outer Continental Shelf Lands Act and any other Federal Coverage extensions, subject to the terms, conditions and limitations hereafter set forth. Coverage hereunder includes Policies classified as loss sensitive, including but not limited to large deductible Policies.

IT IS FURTHER AGREED that paragraph F. of the DEFINITIONS ARTICLE shall be amended to read as follows:

F.	Net Earned Premium

Net Earned Premium” as used herein is defined as the gross earned premium of the Company for the classes of business reinsured hereunder, less the earned portion of premiums ceded by the Company for reinsurance which inures to the benefit of this Contract, less dividends paid or accrued. As respects large deductible Policies, Net Earned Premium shall be net of any applicable deductible credit.

American Interstate Insurance Company 93948005-14 (Eff: 6-1-15) Casualty Excess of Loss Endt 1	5-19-15

IT IS FURTHER AGREED that paragraph K. of the DEFINITIONS ARTICLE shall be amended to read as follows:

K.	Ultimate Net Loss

“Ultimate Net Loss” shall mean the actual loss, including but not limited to ex gratia payments, any pre-judgment interest which is included as part of the award or judgment, “Second Injury Fund” assessments that can be allocated to specific claims, Loss Adjustment Expense, 90% of Loss in Excess of Policy Limits, and 90% of Extra Contractual Obligations, paid or to be paid by the Company on its net retained liability after making deductions for all recoveries, subrogations and all claims on inuring reinsurance, whether collectible or not; provided, however, that in the event of the insolvency of the Company, payment by the Reinsurer shall be made in accordance with the provisions of the INSOLVENCY ARTICLE. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company’s Ultimate Net Loss has been ascertained. As respects large deductible Policies, Ultimate Net Loss shall be net of any applicable deductible.

Notwithstanding the definition of “Ultimate Net Loss” herein, the provisions of paragraph H of the COVERAGE ARTICLE as respects the Minnesota Workers’ Compensation Reinsurance Association shall apply.

IT IS FURTHER AGREED, that nothing contained herein shall be deemed a MATERIAL CHANGE requiring prior written approval from the Reinsurer.

The provisions of this Contract shall remain otherwise unchanged.

IN WITNESS WHEREOF, the Company by its duly authorized representative has executed this Endorsement as of the date specified below:

Signed this 12th day of June, 2015.

AMERICAN INTERSTATE INSURANCE COMPANY

SILVER OAK CASUALTY, INC.

AMERICAN INTERSTATE INSURANCE COMPANY OF TEXAS

By	/s/ G. Janelle Frost
Printed Name G. Janelle Frost
Title CEO

American Interstate Insurance Company 93948005-14 (Eff: 6-1-15) Casualty Excess of Loss Endt 1	5-19-15